Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Performance Food Group Company:
We consent to the incorporation by reference in the registration statements (Nos. 33-72400, 333-12223, 333-78229, 333-60528, 333-102154, 333-102155, 333-105082 and 333-117355) on Form S-8, the registration statements (Nos. 333-24679, 333-61612 and 333-68877) on Form S-4 and the registration statements (Nos. 333-48462 and 333-63610) on Form S-3 of Performance Food Group Company of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of earnings, shareholders’ equity and cash flows for each of the fiscal years in the three-year period ended December 30, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 and the effectiveness of internal control over financial reporting as of December 30, 2006, which reports appear in the December 30, 2006, annual report on Form 10-K of Performance Food Group Company.
As discussed in Note 2 to the consolidated financial statements, effective January 1, 2006, Performance Food Group and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”.
/s/   KPMG LLP
Richmond, Virginia
February 26, 2007